Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses or funds acquired

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

of StarFIN Holdings Limited

OMC Chambers, Wickhams Cay 1,

Road Town, Tortola,

British Virgin Islands

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of StarFIN Holdings Limited (the ‘Company’) as of December 31, 2022 and 2021, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the year ended December 31, 2022 and 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical matters.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT

We have served as the Company’s auditor since 2020.

JP Centurion & Partners PLT (PCAOB: 6723)
Kuala Lumpur, Malaysia
March 3, 2023

2

STARFIN HOLDINGS LIMITED

AUDITED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	As of December 31, 2022	As of December 31, 2021

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$705,480	$2,080,472
Trade receivables, net	676,396	724,826
Prepayment, deposits and other receivables	202,414	96,393
Tax assets	539,096	255,335
Amount due from related parties	-	3,258
TOTAL CURRENT ASSETS	2,123,386	3,160,284

NON-CURRENT ASSETS
Right-of-use assets, net	$134,807	$65,358
Plant and equipment, net	413,922	211,740
Other investment	171,894	-
Deferred income tax assets	873	922
Investment in Associates	8,657	-
TOTAL NON-CURRENT ASSETS	730,153	278,020

TOTAL ASSETS	$2,853,539	$3,438,304

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	$734,476	$509,408
Trade payable	24,736	28,325
Income tax payable	207,490	3,443
Amount due to director	283,703	1,900
Amount due to related parties	1,673	-
Hire purchase – current portion	11,601	11,820
Lease liability – current portion	84,361	61,790
TOTAL CURRENT LIABILITIES	$1,348,040	$616,686

NON-CURRENT LIABILITIES
Hire purchase – non-current portion	$4,953	$17,494
Lease liability – non-current portion	50,446	3,568
Deferred tax liabilities	6,034	6,377
TOTAL NON-CURRENT LIABILITIES	61,433	27,439

TOTAL LIABILITIES	$1,409,473	$644,125

STOCKHOLDERS’ DEFICIT
Common stock	$10,000	$10,000
Additional paid in capital	2,538,271	2,538,271
Accumulated other comprehensive loss	(333,066)	(184,830)
Accumulated (loss)/income	(771,139)	430,738
TOTAL STOCKHOLDERS’ EQUITY	$1,444,066	$2,794,179

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,853,539	$3,438,304

See accompanying notes to consolidated financial statements.

3

STARFIN HOLDINGS LIMITED

AUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR YEARS ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Year ended December 31, 2022	Year ended December 31, 2021

REVENUE	$2,854,319	$3,161,892

COST OF REVENUE	(196,247)	(252,890)

GROSS PROFIT	$2,658,072	$2,909,002

OPERATING EXPENSES
General and administrative expenses	(2,348,325)	(2,357,968)

PROFIT FROM OPERATION BEFORE INCOME TAX	309,747	551,034

INTEREST INCOME	10,293	17,751

PROFIT BEFORE INCOME TAX	$320,040	$568,785

INCOME TAX EXPENSES	(204,149)	(138,047)

NET PROFIT	$115,891	$430,738

Other comprehensive income:
- Foreign currency translation loss	(148,236)	(184,830)

TOTAL COMPREHENSIVE INCOME	$32,345	$245,908

NET INCOME PER SHARE, BASIC AND DILUTED	11.59	43.07

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	10,000	10,000

See accompanying notes to consolidated financial statements.

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STARFIN HOLDINGS LIMITED

AUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

FOR YEARS ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Common Stock		ADDITIONAL		ACCUMULATED	Total STOCKHOLDERS’
	NUMBER OF Shares	Amount	paid in capital	Accumulated INCOME	comprehensive INCOME/(loss)	EQUITY/ (DEFICIT)
Incorporate on August 19, 2021	10,000	$10,000	$-	$-	$-	$10,000
Net profit for the year	-	-		430,738	-	430,738
Foreign currency translation loss	-	-		-	(184,830)	(184,830)
Acquisition of StarFIN Asia Sdn. Bhd.	-	-	2,538,271	-	-	2,538,271
Balance as of December 31, 2021	10,000	$10,000	$2,538,271	$430,738	$(184,830)	$2,794,179
Net profit for the year	-	-	-	115,891	-	115,891
Dividend	-	-	-	(1,317,768)	-	(1,317,768)
Foreign currency translation loss	-	-	-	-	(148,236)	(148,236)
Balance as of December 31, 2022	10,000	$10,000	$2,538,271	(771,139)	(333,066)	1,444,066

See accompanying notes to consolidated financial statements.

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STARFIN HOLDINGS LIMITED

AUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR YEARS ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Year Ended December 31, 2022	Year Ended December 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit	$115,891	$430,738

Adjustments to reconcile net profit to net cash used in operating activities:
Depreciation and amortization	95,017	184,189

Changes in operating assets and liabilities:
Account receivable	49,202	8,523
Prepayment, deposits and other receivables	(124,652)	(52,686)
Deferred tax assets	(297,108)	(214,708)
Deferred tax liabilities	-	6,121
Account payable	(2,066)	(33,376)
Accrued liabilities and other payables	125,871	(65,257)
Receipt in advance	86,498	154,150
Income tax payable	203,982	-
Change in lease liability	(1,364)	(87,869)

Net cash used in operating activities	$251,271	$329,825

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of plant and equipment	$(58,916)	$(97,572)
Investment in investment property	(419,711)	-
Investment in Associate	(8,646)	-

Net cash used in investing activities	$(487,273)	$(97,572)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of hire purchase	$(11,172)	$(11,086)
Repayment of amount due to director	281,458	1,031
Repayment of amount due to related parties	4,675	(2,139)
Dividend paid	(1,314,488)	(603,821)
Net cash generated by/(used in) financing activities	$(1,039,527)	$(616,015)

Effect of exchange rate changes in cash and cash equivalents	$(99,463)	$(85,521)

Net changes in cash and cash equivalents	$(1,374,992)	$(469,283)
Cash and cash equivalents, beginning of year	2,080,472	2,549,755

CASH AND CASH EQUIVALENTS, END OF YEAR	$705,480	$2,080,472

SUPPLEMENTAL CASH FLOWS INFORMATION
Cash paid for income taxes	$203,982	$138,047
Cash paid for interest paid	$4,395	$1,500

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Right-of-use assets obtained in exchange for operating lease obligations	$163,956	$144,486

See accompanying notes to consolidated financial statements.

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STARFIN HOLDINGS LIMITED

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

1. ORGANIZATION AND BUSINESS BACKGROUND

StarFIN Holdings Limited (“the Company”) was incorporated under the jurisdiction of British Virginia Island on August 19, 2021. The Company, through its wholly owned subsidiaries, provides information technology services. Details of the Company’s subsidiaries and associate:

No.	Subsidiary Company Name	Domicile and Date of Incorporation	Particulars of Issued Capital	Principal Activities
1	StarFIN Asia Sdn. Bhd.	Malaysia at May 24, 2018	11,400,102 shares of common stock	Investment holding company

2	OrangeFIN Academy Sdn. Bhd.	Malaysia at February 2, 2000	100,000 shares of common stock	Provision of business system integration and management services

3	Insite MY Systems Sdn. Bhd.	Malaysia at January 18, 2000	500,000 shares of common stock	Provision of information technology services

4	Insite MY Innovations Sdn. Bhd.	Malaysia at January 18, 2010	540,000 shares of common stock	Provision of information technology services

5	OrangeFIN Asia Sdn. Bhd.	Malaysia at January 25, 2018	50,000 shares of common stock	Provision of computer programming activities and services

No.	Associate Company Name	Domicile and Date of Incorporation	Particulars of Issued Capital	Principal Activities
1	Murni StarFIN Sdn. Bhd.	Malaysia at September 9, 2022	100,000 shares of common stock	Provision of information technology services

On April 30, 2021, StarFIN Asia Sdn. Bhd. acquired 100% of equity interest of OrangeFIN Academy Sdn. Bhd..

On May 5, 2021, StarFIN Asia Sdn. Bhd. acquired 100% of equity interests of both Insite MY Systems Sdn. Bhd. and Insite MY Innovations Sdn. Bhd..

On September 9, 2022, StarFIN Asia Sdn. Bhd. incorporate Murni StarFIN Sdn. Bhd. together PT Murni Solusindo Nusantra, a company incorporated in Indonesia, of which StarFIN Asia Sdn. Bhd. controls 40% and PT Murni Solusindo Nusantra controls 60%.

On September 28, 2022, StarFIN Asia Sdn. Bhd. acquired 100% of equity interest of OrangeFIN Asia Sdn. Bhd..

On January 20, 2023, StarFIN Holdings Limited acquired 100% of equity interest of StarFIN Asia Sdn. Bhd..

Mr. Wong Kai Cheong is the common director of all of aforementioned companies.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The accompanying financial statements include the accounts of the Company and its subsidiaries and associates. Intercompany transactions and balances were eliminated in consolidation. The Company has adopted December 31 as its fiscal year end. Below is the organization chart of the Group.

Use of Estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with an original maturity of 90 days or less to be cash equivalents.

Our deposit in Malaysia banks are secured by Perbadanan Insurans Deposit Malaysia, compensating up to a limit of Malaysia Ringgit MYR250,000 per deposit per member bank, which is equivalent to $56,787, if any of our bank fail.

Plant and Equipment

Plant and equipment are stated at cost, with depreciation and amortization provided using the straight-line method over the following periods:

Asset Categories	Depreciation Periods
Renovation	over the remaining lease period
Computer Systems	4 to 5 years
Furniture and Fittings	10 years
Electrical Fittings	10 years
Handphone	5 years
Office Equipment	10 years
Motor Vehicle	5 years

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Revenue recognition

The Company through subsidiaries generate multiple streams of revenues based on different business model adopted by each subsidiary through provisions of services and recognized upon customer obtained control of promised services and recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised services in the contract;

(ii) determination of whether the promised services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

Cost of revenue

Cost of revenue includes direct costs associated with provision of services such as development costs, purchases of third-party software, maintenance fees and consultation fees.

Income tax expense

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations and comprehensive income (loss).

The functional currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary maintains its books and record in Malaysia Ringgits (“MYR”) and United States Dollars (“US$”), which is the respective functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income.

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Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective periods:

	For the year ended December 31
	2022	2021
Period-end MYR : US$1 exchange rate	4.40	4.17
Period-average MYR : US$1 exchange rate	4.41	4.14

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, trade receivable, deposits and other receivables, amount due to related parties and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1 : Observable inputs such as quoted prices in active markets;

Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

As of December 31, 2022 and 2021, the Company did not have any nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

Net Income/(Loss) per Share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Lease

The Company offices for fixed periods pre-emptive extension options. The Company recognizes lease payments for its short-term lease on a straight-line basis over the lease term.

As of December 31, 2022, the Company have five operating leases of which lease liability is initially and subsequently measured at the present value of the unpaid lease payments at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

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In determining the present value of the unpaid lease payments, ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As most of the Company leases do not provide an implicit rate, the Company uses its incremental borrowing rate as the discount rate for the lease. The Company incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments.

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

3. ACQUISITION OF STARFIN ASIA SDN. BHD. AND OTHER SUBSIDIARIES

Acquisition of OrangeFIN Academy Sdn. Bhd., Insite MY Systems Sdn. Bhd., Insite MY Innovations Sdn. Bhd. and OrangeFIN Asia Sdn. Bhd. by StarFIN Asia Sdn. Bhd.

Acquisition of OrangeFIN Academy Sdn. Bhd. on April 30, 2021
Fair value of consideration	$1
Registered Capital	(24,861)
Accumulated loss	40,090
Goodwill reclasses to Additional Paid in Capital	$15,230

Acquisition of Insite MY Sytems Sdn. Bhd. on May 5, 2021
Fair value of consideration	$720,115
Registered Capital	(124,304)
Accumulated earnings	(273,406)
Goodwill reclasses to Additional Paid in Capital	$322,405

Acquisition of Insite MY Innovations Sdn. Bhd. on May 5, 2021
Fair value of consideration	$1,944,311
Registered Capital	(134,248)
Accumulated earnings	(1,951,634)
Bargain purchase reclasses to Additional Paid in Capital	$(141,571)

Acquisition of OrangeFIN Asia Sdn. Bhd. on September 28, 2022
Fair value of consideration	$72,012
Registered Capital	(12,430)
Accumulated earnings	(13,370)
Goodwill reclasses to Additional Paid in Capital	$46,212

Acquisition of StarFIN Asia Sdn. Bhd.

Acquisition of OrangeFIN Asia Sdn. Bhd. on September 28, 2022
Fair value of consideration	$9,990
Registered Capital	(2,834,154)
Accumulated loss	43,617
Bargain purchase reclasses to Additional Paid in Capital	$(2,780,547)

As a result of aforementioned acquisition, the Company reclass $2,538,271 in additional paid in capital for the year ended December 31, 2021.

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4. PREPAID EXPENSES AND DEPOSITS

	As of December 31, 2022	As of December 31, 2021
Rental deposits	$22,976	$22,839
Prepaid expenses	19,789	10,289
Other receivables	32,723	13,876
Other deposits	6,941	49,389
Unbilled revenue	119,985	-
Total	$202,414	$96,393

The rental deposits represent the deposit of the tenancy agreements.

Prepaid expenses include website domain, third party software maintenance and subscription, rental, employee and motor vehicle insurance.

Other receivables include deposits payment made for utility purposes, car park for director.

Other deposits primarily consist of deposit made for purchase of investment property.

5. PLANT AND EQUIPMENT

	As of December 31, 2022	As of December 31, 2021
Computer systems	$252,276	$227,455
Furniture and fittings	82,940	82,116
Electrical fittings	9,935	10,499
Handphone	49,644	44,692
Office equipment	90,807	93,553
Renovation	82,404	79,586
Motor vehicle	380,202	401,777
Total plant and equipment	$948,208	$939,678
Less: Accumulated depreciation	(776,314)	(727,938)
Total plant and equipment	$171,894	$211,740

	For the year ended December 31, 2022	For the year ended December 31, 2021
Investment in computer systems	$36,989	$23,945
Investment in furniture and fittings	5,227	304
Investment in handphone	7,342	2,228
Investment in office equipment	2,275	1,947
Investment in motor vehicle	-	69,148
Investment in renovation	7,083	-
Total investment in property and plant	$58,916	$97,572

Depreciation for the period	93,653	$96,307

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6. OTHER INVESTMENT

For the year ended December 31, 2022, the Company acquired an investment property amounted $420,225 financed through loan from director which is unsecured, non-interest bearing and payable on demand and cash in hand.

Investment property	$420,225	$-
Less: Accumulated depreciation	(6303)	-
Total other investment	$413,922	$-

7. ACCRUED EXPENSES AND OTHER PAYABLES

	As of December 31, 2022	As of December 31, 2021
Accrued expenses	$438,972	$268,583
Other payable	35,413	57,534
Receipt in advance	260,091	183,291
Total	$734,476	$509,408

Accrued expenses consist of outstanding audit fee, employee claims and salary, service tax and miscellaneous expenses.

Other payable includes primarily service tax payable.

Receipt in advance consist of monies received from customer but have yet to satisfied performance obligation.

8. AMOUNT DUE TO DIRECTOR

StarFIN Holdings Limited – Advances from director – Mr. Wong Kai Cheong	$1,900

Amount due to director, as of December 31, 2021	1,900

Insite MY Systems Sdn. Bhd. – Loan from director –– Mr. Wong Kai Cheong	340,723
Insite MY Systems Sdn. Bhd. – Repayment to director –– Mr. Wong Kai Cheong	(54,204)
Insite MY Systems Sdn. Bhd. – Claims from director –– Mr. Wong Kai Cheong	(2,009)

OrangeFIN Academy Sdn. Bhd. – Claims from director – Mr. Wong Kai Cheong	679

Insite MY Innovations Sdn. Bhd. – Advances to director – Mr. Hoo Swee Ping	(6,058)
Insite MY Innovations Sdn. Bhd. - Advances from director – Mr. Hoo Swee Ping	2,272

StarFIN Holdings Limited – Advances from director – Mr. Wong Kai Cheong	2,000
StarFIN Holdings Limtied – Advances from director – Mr. Hoo Swee Ping	300

Amount due to director, as of December 31, 2022	283,703

Aforementioned amount is unsecured, non-interest bearing and payable on demand.

9. AMOUNT DUE TO A RELATED PARTIES

As of December 31, 2022 and 2021, the Company has an outstanding amount due to Insite MY International, Inc., AsiaFIN Holdings Corp., AsiaFIN Talent Sdn. Bhd. pertaining to miscellaneous expenses made by these related parties on behalf in aggregate amounted $1,673 and $0, respectively.

Aforementioned amount is unsecured, non-interest bearing and payable on demand.

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10. HIRE PURCHASE

The outstanding balance of hire purchase loan as of December 31 and March 31, 2022 can be summarized as follow:

As of December 31, 2020	$40,332
Acquisition of new motor vehicle	36,006
Repayment of hire purchase loan for the year ended December 31, 2021	(47,024)
As of December 31, 2021	$29,314
Repayment of hire purchase loan for the year ended December 31, 2022	(11,172)
Foreign currency translation difference	(1,588)
As of December 31, 2022	$16,554

On April 30, 2021, the Company acquired a motor vehicle amounted $69,148 financed by $36,006 hire purchase loan for 36 months at a fixed flat rate of 1.88% per annum with first installment commencing June 5, 2021 and monthly installment amounted approximately $1,063. Remaining balance finance through cash in hand.

Maturities of the loan for each of the two years and thereafter are as follows:

Year ending December 31
2023	$11,601
2024	$4,953
Total	$16,554

11. LEASE RIGHT-OF-USE ASSET AND LEASE LIABILITIES

Right-Of-Use Assets
Balance as of December 31, 2020	$152,685
Amortization for the year ended December 31, 2021	(87,327)
Balance as of December 31, 2021	$65,358
Recognition of new lease	163,956
Amortization for the year ended December 31, 2022	(90,886)
Adjustment for foreign currency translation difference	(3,621)
Balance as of December 31, 2022	$134,807

Lease Liability
Balance as of December 31, 2020	$152,685
Imputed interest for the year ended December 31, 2021	5,369
Gross repayment for the year ended December 31, 2021	(92,696)
Balance as of December 31, 2021	$65,358
Recognition of new lease	163,956
Imputed interest for the year ended December 31, 2022	4,212
Gross repayment for the year ended December 31, 2022	(95,098)
Adjustment for foreign currency translation difference	(3,621)
Balance as of December 31, 2022	$134,807

Lease liability current portion	84,361
Lease liability non-current portion	$50,446

Other information:

	For the year ended December 31
	2022	2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow to operating lease	$95,098	$92,696
Right-of-use assets obtained in exchange for operating lease liabilities	163,956	-
Remaining lease term for operating lease (years)	1.58	0.78
Weighted average discount rate for operating lease	5.40%	5.40%

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12. CONCENTRATION OF RISK

(a)	Major Customers

As of December 31, 2022, there were 1 customer who accounted for 10% or more of the Company’s revenues:

	Revenues (US$)	Percentages of Revenues	Accounts Receivable (US$)
Hong Leong Bank Bhd.	310,318	10.87%	127,943
Total:	310,318	10.87%	127,943

(b)	Major Suppliers

As of December 31, 2022, there were 2 suppliers who accounted for 10% or more of the Company’s purchases:

	Purchases (US$)	Percentages of Purchases	Accounts Payables (US$)
Insite MY International, Inc. [1]	102,514	45.99%	20,293
DTS Semangat Sdn. Bhd.	47,540	21.33%	1,199
Total:	150,054	67.32%	21,492

As of December 31, 2021, there were 2 suppliers who accounted for 10% or more of the Company’s purchases:

	Purchases (US$)	Percentages of Purchases	Accounts Payables (US$)
Insite MY International, Inc. [1]	70,446	27.86%	21,445
DTS Semangat Sdn. Bhd.	50,768	20.08%	1,792
Total:	121,214	47.94%	23,237

1 Our Chief Executive Officer, Mr Wong Kai Cheong is a 77.51% shareholder of Insite MY International, Inc. and is a 32.68% shareholder of AsiaFIN Holdings Corp.. Our shareholder, Mr Hoo Swee Ping is a 22.49% shareholder of Insite MY International, Inc. and is a 13.87% shareholder of AsiaFIN Holdings Corp.

13. INCOME TAXES

The income/(loss) before income taxes of the Company for the year ended December 31, 2022 and 2021 were comprised of the following:

	For the year ended December 31
	2022	2021
Tax jurisdictions from:
British Virginia Island (non-taxable jurisdiction)	$(2,300)	$(1,900)
Malaysia	322,340	570,685
Income before income taxes	$320,040	$568,785

Provision for income taxes consisted of the following:

	For the year ended December 31
	2022	2021
Current:
British Virginia Island (non-taxable jurisdiction)	-	-
Malaysia	204,149	138,047

Effective tax rate	63.33%	31.91%

Deferred tax assets:
British Virginia Island (non-taxable jurisdiction)	-	-
Malaysia	539,969	256,258

Deferred tax liabilities:
British Virginia Island (non-taxable jurisdiction)	-	-
Malaysia	213,524	9,820

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All Malaysia companies are subject to the Malaysia Corporate Tax Laws at a two-tier corporate income tax rate based on amount of paid-up capital. The 2022 tax rate for company with paid-up capital of MYR2,500,000 (approximately $567,872) or less and that are not part of a group containing a company exceeding this capitalization threshold is 17% on the first MYR600,000 (approximately $136,289) taxable profit with the remaining balance being taxed at 24%.

Of which, Insite MY Systems Sdn. Bhd., OrangeFIN Asia Sdn. Bhd. and Insite MY Innovations Sdn. Bhd. were awarded tier 1 Multimedia Super Corridor (“MSC”) which allows taxpayer to enjoy 100% tax exemption.

14. DIVIDEND

For the year ended December 31, 2021, Insite MY Innovations Sdn. Bhd. and Insite MY Systems Sdn. Bhd., passed a board resolution for declaration of dividend amounted MYR500,000 (approximately $113,574) and MYR2,000,000 (approximately $454,298), respectively to Mr. Wong Kai Cheong and Mr. Hoo Swee Ping, before acquired by StarFIN Asia Sdn. Bhd. on May 5, 2021.

For the year ended December 31, 2022, Insite MY Innovations Sdn. Bhd. and Insite MY Systems Sdn. Bhd., passed a board resolution for declaration of dividend amounted MYR1,700,000 (approximately $385,680) and MYR4,294,000 (approximately $974,182), respectively to StarFIN Asia Sdn. Bhd.. Subsequently, StarFIN Asia Sdn. Bhd. passed a board resolution for declaration of dividend amounted MYR5,794,000 to Mr. Wong Kai Cheong and Mr. Hoo Swee Ping, before acquired by StarFIN Holdings Limited on January 20, 2023.

15. FOREIGN CURRENCY EXCHANGE RATE

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate post higher or lower income depending on exchange rate converted into US$ at the end of the financial year. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

16. SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has single reportable segment based on business unit, information technology business and two reportable segments based on country, British Virgin Island and Malaysia.

In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

	For the year ended and as of December 31, 2022
By Business Unit	Information Technology Business	Total
Revenue	$2,854,319	$2,854,319

Cost of revenue	(196,247)	(196,247)

Gross profit	$2,658,072	$2,658,072

General and administrative expenses and other income	(2,348,325)	(2,348,325)

Profit from operations	309,747	309,747

Total assets	$2,853,539	$2,853,539
Capital expenditure	$487,273	$487,273

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	For the year ended and as of December 31, 2022
By Country	British Virginia Island	Malaysia	Total
Revenue	$-	$2,854,319	$2,854,319

Cost of revenue	-	(196,247)	(196,247)

Gross profit	$-	$2,658,072	$2,658,072

General and administrative expenses and other income	(2,300)	(2,346,025)	(2,348,325)

(Loss)/Profit from operations	(2,300)	312,047	309,747

Total assets	$10	$2,853,529	$2,853,539
Capital expenditure	$-	$487,273	$487,273

	For the year ended and as of December 31, 2021
By Business Unit	Information Technology Business	Total
Revenue	$3,161,892	$3,161,892

Cost of revenue	(252,890)	(252,890)

Gross profit	$2,909,002	$2,909,002

General and administrative expenses and other income	(2,357,968)	(2,357,968)

Profit from operations	551,034	551,034

Total assets	$3,438,304	$3,438,304
Capital expenditure	$97,572	$97,572

	For the year ended and as of December 31, 2021
By Country	British Virginia Island	Malaysia	Total
Revenue	$-	$3,161,892	$3,161,892

Cost of revenue	-	(252,890)	(252,890)

Gross profit	$-	$2,909,002	$2,909,002

General and administrative expenses and other income	(1,900)	(2,356,068)	(2,357,968)

(Loss)/Profit from operations	(1,900)	552,934	551,034

Total assets	$10	$3,438,294	$3,438,304
Capital expenditure	$-	$97,572	$97,572

17. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2022 up through the date the Company presented these unaudited financial statements.

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